UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ASCENT SOLAR TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

[Press Release issued on December 6, 2023]

Ascent Solar Technologies, Inc. Announces Adjournment of Annual Meeting, Information for Reconvened Annual Meeting

THORNTON, Colo., December 6, 2023 (GLOBE NEWSWIRE) -- Ascent Solar Technologies, Inc. (“Ascent Solar” or the “Company”) (Nasdaq: ASTI), a U.S. innovator in the design and manufacturing of featherweight, flexible thin-film photovoltaic (PV) solutions, today announced that its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for December 5, 2023 has been adjourned for the purpose of soliciting additional votes with respect to the proposals described in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2023.

The required quorum for the transaction of business at the Annual Meeting is a majority of the voting power of shares of common stock issued and outstanding on the record date. The meeting was attended by less than the required voting power represented in person or by proxy. The Annual Meeting will be reconvened on Thursday, December 14, 2023, at 10:00 a.m. Mountain Time, and will continue to be held at the Company’s corporate office at 12300 Grant Street, Thornton, CO 80241.

The record date for determination of stockholders entitled to vote at the reconvened Annual Meeting remains October 16, 2023. At the time the Annual Meeting was adjourned, proxies had been submitted by stockholders representing approximately 42.3% of the shares of the Company’s common stock issued and outstanding as of the record date. At the time the Annual Meeting was adjourned, each of the proposals described in the Annual Meeting proxy statement had received a favorable vote from the shares that had been voted.

Stockholders as of October 16, 2023, the record date for the Annual Meeting, are encouraged to vote as soon as possible via the Internet at www.proxyvote.com or by phone at 1-800-690-6903. They must have their proxy card available.

Important Information

This material may be deemed to be solicitation material in respect of the Annual Meeting to be reconvened and held on December 14, 2023. In connection with the Annual Meeting, the Company filed a definitive proxy statement with the SEC on October 23, 2023. BEFORE MAKING ANY VOTING DECISIONS, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The proxy materials have been made available to shareholders who are entitled to vote at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at sec.gov or the Company’s website https://investor.ascentsolar.com/financials/sec-filings.

About Ascent Solar Technologies, Inc.

Backed by 40 years of R&D, 15 years of manufacturing experience, numerous awards, and a comprehensive IP and patent portfolio, Ascent Solar Technologies, Inc. is a leading provider of innovative, high-performance, flexible thin-film solar panels for use in environments where mass, performance, reliability, and resilience matter. Ascent’s photovoltaic (PV) modules have been deployed on space missions, multiple airborne vehicles, agrivoltaic installations, in industrial/commercial construction as well as an extensive range of consumer goods, revolutionizing the use cases and environments for solar power. Ascent Solar’s research and development center and 4.5-MW nameplate production facility is in Thornton, Colorado. To learn more, visit https://www.ascentsolar.com or follow the Company on LinkedIn and X (formerly Twitter).

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" including statements about the Annual Meeting. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. We have based these forward-looking statements on our current assumptions, expectations, and projections about future events. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “will,” "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. No information in this press release should be construed as any indication whatsoever of our future revenues, stock price, or results of operations. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company's filings with the Securities and Exchange Commission including those discussed under the heading “Risk Factors” in our most recently filed reports on Forms 10-K and 10-Q.

Investor Relations Contact
ir@ascentsolar.com

Media Contact
Spencer Herrmann
FischTank PR
ascent@fischtankpr.com